Exhibit 99.1

RECENT DEVELOPMENTS

Results of Operations

For the three months ended September 30, 2011, the Company reported net income available to common shareholders of $7.9 million, or $0.15 per diluted share, compared to $21.7 million, or $0.44 per diluted share, for the three months ended September 30, 2010. For the nine months ended September 30, 2011, the Company reported net income available to common shareholders of $16.3 million, or $0.32 per diluted share, compared to a net loss attributable to common shareholders of $16.9 million, or a net loss of $0.35 per diluted share, for the nine months ended September 30, 2010.

The Company’s net income available to common shareholders for the nine months ended September 30, 2011 included a $0.4 million gain on the sale of a technology investment and $1.8 million of costs associated with the Company’s redemption of its Series B preferred stock. The Company’s net income (loss) available to common shareholders for the three and nine months ended September 30, 2010 included a net gain of $20.9 million related to the acquisition of all remaining interests in its Atlanta condominium project, adjacent land and infrastructure and the acquisition of the related construction loans. The Company’s net loss attributable to common shareholders for the nine months ended September 30, 2010 also included non-cash impairment charges of approximately $35.1 million primarily relating to the Company’s Austin condominium project.

Funds from Operations

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the Company’s financial performance. A reconciliation of FFO to GAAP net income is included in the financial data provided below.

FFO for the three months ended September 30, 2011 was $26.7 million, compared to $40.3 million for the three months ended September 30, 2010. FFO for the nine months ended September 30, 2011 was $72.8 million, compared to $38.1 million for the nine months ended September 30, 2010.

The Company’s reported FFO for the nine months ended September 30, 2011 included a charge related to the redemption of the Company’s Series B preferred stock, offset by the technology sale gain discussed above, totaling a net reduction to FFO of $1.3 million. The Company’s reported FFO for the nine months ended September 30, 2010 included the net gain discussed above totaling $20.9 million, offset by the non-cash impairment charges discussed above of $35.1 million, resulting in total net charges included in FFO of $14.2 million.

Mature (Same Store) Community Data

Total revenues for the Company’s mature (same store) communities increased 6.7% and total operating expenses increased 1.1% during the three months ended September 30, 2011, compared to the three months ended September 30, 2010, resulting in a 10.8% increase in same store net operating income (“NOI”). The average monthly rental rate per unit increased 5.0% during the three months ended September 30, 2011, compared to the three months ended September 30, 2010. Average economic occupancy at the Company’s 46 mature (same store) communities, containing 16,688 apartment units, was 96.7% and 95.8% for the three months ended September 30, 2011 and 2010, respectively.

Total revenues for the Company’s mature (same store) communities increased 5.1% and total operating expenses decreased 0.1% during the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, resulting in an 8.8% increase in same store NOI. The average monthly rental rate per unit increased 3.6% during the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010. Average economic occupancy at the Company’s mature (same store) communities was 95.8% and 95.3% for the nine months ended September 30, 2011 and 2010, respectively.

Development Activity

In the aggregate, the Company has 1,568 units in five apartment communities, and approximately 37,567 square feet of retail space, under development with a total estimated cost of $272.1 million.

The Company currently expects to initially fund future estimated construction expenditures primarily by utilizing available borrowings under its unsecured revolving lines of credit and utilizing net proceeds from on-going condominium sales and its at-the-market common equity sales program.

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At-the-Market Common Equity Activity

The Company has an at-the-market common equity program for the sale of up to 4 million shares of common stock. The Company expects to use this program as an additional source of capital and liquidity, to maintain the strength of its balance sheet and to fund its planned investment activities. Sales under this program will be dependent upon a variety of factors, including, among others, market conditions, the trading price of the Company’s common stock and potential use of proceeds. During the third quarter of 2011, the Company sold 1,322,800 shares, at an average gross price per share of $41.34, producing net proceeds of $53.5 million. During the first nine months of 2011, the Company sold 2,321,487 shares, at an average gross price per share of $40.38, producing net proceeds of $91.7 million. The Company has approximately 1.6 million shares remaining for issuance under this program.

Forward Looking Statements

Certain statements made in this disclosure may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Important risk factors regarding the Company are included in the filings the Company makes from time to time with the Securities and Exchange Commission (“SEC”), including the risk factors under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010 and other risk factors as may be discussed in subsequent filings with the SEC. These risk factors could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward looking statements. All such risk factors are specifically incorporated by reference into this disclosure.

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SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Rental	$73,607	$68,384	$213,199	$199,897
Other property revenues	4,762	4,288	13,682	12,195
Other	243	223	686	777

Total revenues	78,612	72,895	227,567	212,869

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	34,618	33,958	100,441	100,364
Depreciation	18,823	18,623	56,383	55,737
General and administrative	3,970	3,927	12,332	12,570
Investment and development	239	569	1,013	1,849
Other investment costs	329	669	1,278	1,828
Impairment losses	—	—	—	35,091

Total expenses	57,979	57,746	171,447	207,439

Operating income	20,633	15,149	56,120	5,430

Interest income	374	390	982	755
Interest expense	(14,207)	(13,646)	(43,119)	(38,820)
Amortization of deferred financing costs	(717)	(611)	(2,085)	(2,097)
Net gains on condominium sales activities	2,581	1,184	8,757	2,319
Equity in income of unconsolidated real estate entities, net	235	18,258	790	18,554
Other income (expense), net	(71)	26	230	(271)
Net gain on extinguishment of indebtedness	—	2,845	—	2,845

Net income (loss)	8,828	23,595	21,675	(11,285)
Noncontrolling interests—consolidated real estate entities	(9)	14	(56)	(47)
Noncontrolling interests—Operating Partnership	(25)	(76)	(54)	60

Net income (loss) available to the Company	8,794	23,533	21,565	(11,272)
Dividends to preferred shareholders	(922)	(1,864)	(3,533)	(5,632)
Preferred stock redemption costs	—	1	(1,757)	(44)

Net income (loss) available to common shareholders	$7,872	$21,670	$16,275	$(16,948)

Per common share data—Basic
Net income (loss) available to common shareholders	$0.15	$0.44	$0.33	$(0.35)

Weighted average common shares outstanding—basic	50,651	48,535	49,862	48,446

Per common share data—Diluted
Net income (loss) available to common shareholders	$0.15	$0.44	$0.32	$(0.35)

Weighted average common shares outstanding—diluted	51,053	48,670	50,259	48,446

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FUNDS FROM OPERATIONS

(In thousands)

(Unaudited)

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of funds from operations (“FFO”). FFO is defined by NAREIT as net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

The Company also uses FFO as an operating measure. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, management believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on the Company’s consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

FFO should not be considered as an alternative to net income available to common shareholders (determined in accordance with GAAP) as an indicator of the Company’s financial performance. While management believes that FFO is an important supplemental non-GAAP financial measure, management believes it is also important to stress that FFO should not be considered as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity. Further, FFO is not necessarily indicative of sufficient cash flow to fund all of the Company’s needs or ability to service indebtedness or make distributions.

A reconciliation of net income (loss) available to common shareholders to FFO available to common shareholders and unitholders was as follows.

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss) available to common shareholders	$7,872	$21,670	$16,275	$(16,948)
Noncontrolling interests—Operating Partnership	25	76	54	(60)
Depreciation on consolidated real estate assets	18,475	18,167	55,340	54,349
Depreciation on real estate assets held in unconsolidated entities	363	356	1,084	1,065
Gains on sales of condominiums	(2,581)	(1,184)	(8,757)	(2,319)
Incremental gains on condominium sales (1)	2,581	1,184	8,757	2,057

Funds from operations available to common shareholders and unitholders (2)	$26,735	$40,269	$72,753	$38,144

Weighted average shares outstanding—basic	50,815	48,747	50,024	48,652
Weighted average shares and units outstanding—basic	50,977	48,918	50,191	48,824
Weighted average shares outstanding—diluted (3)	51,217	48,882	50,421	48,785
Weighted average shares and units outstanding—diluted (3)	51,379	49,053	50,588	48,957

(1)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds from the sale of condominium homes exceeds the greater of their fair value or net book value as of the date the property is acquired by its taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under generally accepted accounting principles.

(2)	For the nine months ended September 30, 2011, FFO included $1,757 of preferred stock redemption costs. FFO for the three and nine months ended September 30, 2010 included non-cash impairment charges of $5,492 and $40,583, respectively. FFO for the three and nine months ended September 30, 2010 included net debt extinguishment gains of $26,441.

(3)	Diluted weighted average shares and units include the impact of dilutive securities totaling 402 and 135 for the three months and 397 and 134 for the nine months ended September 30, 2011 and 2010, respectively. The dilutive securities for the nine months ended September 30, 2010 were antidilutive to the computation of income (loss) per share, as the Company reported net loss attributable to common shareholders and unitholders for these periods under generally accepted accounting principles. Aditionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 164 and 212 for the three months and 162 and 205 for the nine months ended September 30, 2011 and 2010, respectively, for the computation of funds from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

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MATURE (SAME STORE) COMMUNITY DATA

(In thousands)

(Unaudited)

The Company defines mature communities as those which have reached stabilization prior to the beginning of the previous year. For the 2011 to 2010 comparison, mature communities are defined as those communities which reached stabilization prior to January 1, 2010. This portfolio consisted of 46 communities with 16,688 units, including 13 communities with 5,407 units (32.4%) located in Atlanta, Georgia, 12 communities with 3,797 units (22.8%) located in Dallas, Texas, 5 communities with 1,905 units (11.4%) located in the greater Washington D.C. metropolitan area, 4 communities with 2,111 units (12.6%) located in Tampa, Florida, 4 communities with 1,388 units (8.3%) located in Charlotte, North Carolina and 8 communities with 2,080 units (12.5%) located in other markets. The operating performance of these communities was as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
	2011	2010	% Change	2011	2010	% Change
Rental and other revenues	$66,973	$62,780	6.7%	$194,911	$185,521	5.1%
Property operating and maintenance expenses (excluding depreciation and amortization)	26,843	26,563	1.1%	77,757	77,860	(0.1)%

Same store net operating income (1) (5)	$40,130	$36,217	10.8%	$117,154	$107,661	8.8%

Capital expenditures (2)
Annually recurring:
Carpet	$925	$808	14.5%	$2,349	$2,161	8.7%
Other	4,312	2,162	99.4%	9,111	6,597	38.1%

Total annually recurring	5,237	2,970	76.3%	11,460	8,758	30.9%
Periodically recurring	1,217	1,439	(15.4)%	4,063	12,802	(68.3)%

Total capital expenditures (A)	$6,454	$4,409	46.4%	$15,523	$21,560	(28.0)%

Total capital expenditures per unit (A ÷ 16,688 units)	$387	$264	46.6%	$930	$1,292	(28.0)%

Average economic occupancy (3)	96.7%	95.8%	0.9%	95.8%	95.3%	0.5%

Average monthly rental rate per unit (4)	$1,289	$1,228	5.0%	$1,264	$1,220	3.6%

(1)	Net operating income of stabilized communities is a supplemental non-GAAP financial measure. The Company believes that the line on the Company’s consolidated statement of operations entitled “Net income (loss)” is the most directly comparable GAAP measure to net operating income. See footnote 5 below for a reconciliation of property net operating income to GAAP net income (loss). The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, operating segment groupings and individual properties. Additionally, the Company believes that net operating income, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community.

(2)	A reconciliation of these segment components of property capital expenditures to total annually recurring and periodically recurring and total capital expenditures as presented in the consolidated statements of cash flows prepared under GAAP is detailed below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Annually recurring capital expenditures by operating segment
Fully stabilized	$5,237	$2,970	$11,460	$8,758
Communities stabilized during 2010	71	40	178	86
Other segments	150	49	340	184

Total annually recurring capital expenditures	$5,458	$3,059	$11,978	$9,028

Periodically recurring capital expenditures by operating segment
Fully stabilized	$1,217	$1,439	$4,063	$12,802
Communities stabilized during 2010	133	15	196	48
Other segments	525	407	1,184	942

Total periodically recurring capital expenditures	$1,875	$1,861	$5,443	$13,792

Total revenue generating capital expenditures	$530	$217	$1,254	$269

Total property capital expenditures per statements of cash flows	$7,863	$5,137	$18,675	$23,089

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The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining same store communities. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, and commercial properties in addition to same store information. Therefore, the Company believes that its presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures.”

(3)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rental rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 96.0% and 94.6% for the three months and 95.0% and 93.9% for the nine months ended September 30, 2011 and 2010, respectively. For the three months ended September 30, 2011 and 2010, net concessions were $314 and $559, respectively, and employee discounts were $185 and $187, respectively. For the nine months ended September 30, 2011 and 2010, net concessions were $1,049 and $1,914, respectively, and employee discounts were $549 and $553, respectively.

(4)	Average monthly rental rate is defined as the average of the gross actual rental rates for leased units and the average of the anticipated rental rates for unoccupied units, divided by total units.

(5)	A reconciliation of property net operating income to GAAP net income (loss) is detailed below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Total same store NOI	$40,130	$36,217	$117,154	$107,661
Property NOI from other operating segments	3,621	2,497	9,286	4,067

Consolidated property NOI	43,751	38,714	126,440	111,728

Add (subtract):
Interest income	374	390	982	755
Other revenues	243	223	686	777
Depreciation	(18,823)	(18,623)	(56,383)	(55,737)
Interest expense	(14,207)	(13,646)	(43,119)	(38,820)
Amortization of deferred financing costs	(717)	(611)	(2,085)	(2,097)
General and administrative	(3,970)	(3,927)	(12,332)	(12,570)
Investment and development	(239)	(569)	(1,013)	(1,849)
Other investment costs	(329)	(669)	(1,278)	(1,828)
Impairment losses	—	—	—	(35,091)
Gains on condominium sales activities, net	2,581	1,184	8,757	2,319
Equity in income of unconsolidated real estate entities, net	235	18,258	790	18,554
Other income (expense), net	(71)	26	230	(271)
Net gain on extinguishment of indebtedness	—	2,845	—	2,845

Net income (loss)	$8,828	$23,595	$21,675	$(11,285)

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Real estate assets
Land	$292,396	$285,005
Building and improvements	2,040,929	2,028,580
Furniture, fixtures and equipment	248,794	240,614
Construction in progress	75,856	25,734
Land held for future development	55,428	72,697

	2,713,403	2,652,630
Less: accumulated depreciation	(748,306)	(692,514)
For-sale condominiums	60,236	82,259

Total real estate assets	2,025,333	2,042,375
Investments in and advances to unconsolidated real estate entities	7,316	7,671
Cash and cash equivalents	93,107	22,089
Restricted cash	4,489	5,134
Deferred charges, net	9,400	8,064
Other assets	29,445	29,446

Total assets	$2,169,090	$2,114,779

Liabilities and equity
Indebtedness	$1,030,852	$1,033,249
Accounts payable and accrued expenses	69,744	66,977
Investments in unconsolidated real estate entities	15,766	15,384
Dividends and distributions payable	11,448	9,814
Accrued interest payable	11,045	5,841
Security deposits and prepaid rents	9,214	10,027

Total liabilities	1,148,069	1,141,292

Redeembable common units	5,454	6,192

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 0 and 1,983 shares issued and outstandingat September 30, 2011 and December 31, 2010, respectively	—	20
Common stock, $.01 par value, 100,000 authorized:
51,877 and 48,926 shares issued and 51,877 and 48,913 shares outstanding at September 30, 2011 and December 31, 2010, respectively	518	489
Additional paid-in-capital	1,018,310	965,691
Accumulated earnings	—	4,577

	1,018,837	970,786
Less common stock in treasury, at cost, 98 and 108 sharesat September 30, 2011 and December 31, 2010, respectively	(3,331)	(3,696)

Total Company shareholders’ equity	1,015,506	967,090
Noncontrolling interests—consolidated property partnerships	61	205

Total equity	1,015,567	967,295

Total liabilities and equity	$2,169,090	$2,114,779

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CONSOLIDATED DEBT SUMMARY

(In thousands)

(unaudited)

Indebtedness

At September 30, 2011 and December 31, 2010, the Company’s indebtedness consists of the following:

	Payment		Maturity		September 30,	December 31,
Description	Terms	Interest Rate	Date		2011	2010
Senior Unsecured Notes	Int.	4.75% - 6.30%(1)	2011-2017	(1)	$385,412	$385,412
Unsecured Lines of Credit	N/A	LIBOR + 2.30%(2)	2014	(2)	—	—
Secured Mortgage Notes	Prin. and Int.	4.88% - 6.09%	2013-2019	(3)	645,440	647,837

Total					$1,030,852	$1,033,249

(1)	Senior unsecured notes totaling approximately $9,637 bearing interest at 5.125% matured in October 2011, at which time they were repaid in full. The remaining unsecured notes mature between 2012 and 2017.

(2)	Represents stated rate.

(3)	There are no scheduled maturities of secured notes in 2011. These notes mature between 2013 and 2019.

Debt maturities

A schedule of the aggregate maturities of the Company’s indebtedness at September 30, 2011 is provided below.

Remainder of 2011	$10,725
2012	100,104
2013	186,606
2014	188,644	(1)
2015	124,205
Thereafter	420,568

	$1,030,852

(1)	Includes outstanding balances on lines of credit totaling $0 at September 30, 2011.

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